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                                                                   EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Interstate Land Investors II Limited Partnership, on Form 10-Q for the quarter ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeffrey K. Harpel, General Partner and Principal Executive Officer, Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Limited Partnership.



/s/ Jeffrey K. Harpel
---------------------
Jeffrey K. Harpel
ISC Realty Corporation,
General Partner and Principal Executive Officer,
Principal Financial Officer of the Registrant
November 19, 2003

A signed original of this written statement required by Section 906 has been provided to Interstate Land Investors II Limited Partnership and will be retained by Interstate Land Investors II Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.